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                                                                     EXHIBIT 5.1

                      [JENKENS & GILCHRIST LETTERHEAD]



                                October 20, 1995



The Hallwood Group Incorporated
3710 Rawlins
Suite 1500
Dallas, Texas 75219


         RE:     THE HALLWOOD GROUP INCORPORATED
                 REGISTRATION STATEMENT ON FORM S-8

Ladies and Gentlemen:

         This firm has acted as special counsel to The Hallwood Group Incorporated, a Delaware corporation (the "Company"), in connection with the preparation of the Company's Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission, under the Securities Act of 1933, as amended (the "Securities Act"), relating to 68,000 shares (the "Shares") of common stock, $0.10 par value per share (the "Common Stock") of the Company that may be issued by the Company pursuant to the exercise of nonqualified stock options ("Options") granted or that may be granted under the 1995 Stock Option Plan for the Hallwood Group Incorporated included in the Registration Statement (the "Plan").

         You have requested the opinion of this firm with respect to certain legal aspects of the proposed offering. In connection therewith, this firm has examined and relied upon the original, or copies identified to its satisfaction, of (1) the Certificate of Incorporation and the bylaws of the Company, as amended; (2) minutes and records of the corporate proceedings of the Company with respect to the establishment of the Plan and related matters;
(3) the Registration Statement and exhibits thereto, including the Plan; and
(4) such other documents and instruments as this firm has deemed necessary for the expression of the opinions contained herein.

         In making the foregoing examinations, this firm has assumed the genuineness of all signatures and the authenticity of all documents submitted to this firm as originals, and the conformity to original documents of all documents submitted to this firm as certified or photostatic copies. As to various questions of fact material to this opinion, and as to the content and form of the Certificate of Incorporation, the bylaws, minutes, records, resolutions and other documents or writings of the Company, this firm has relied, to the extent it deems reasonably





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The Hallwood Group Incorporated
October 20, 1995
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appropriate, upon representations of officers or directors of the Company and upon documents, records and instruments furnished to the firm by the Company, without independent check or verification of their accuracy.

         Based upon this firm's examination, consideration of, and reliance on the documents and other matters described above, and subject to the assumptions noted below, this firm is of the opinion that the Company presently has available at least 68,000 shares of authorized but unissued and/or treasury shares of Common Stock from which may be issued the 68,000 shares of Common Stock proposed to be sold pursuant to the exercise of Options. Assuming that

                 (1) the outstanding Options are duly granted, and the Options to be granted in the future will be duly granted in accordance with the terms of the respective Plan;

                 (2) the Company maintains an adequate number of authorized but unissued shares and/or treasury shares of Common Stock available for issuance to those persons who exercise Options; and

                 (3) the consideration for shares of Common Stock issued pursuant to the exercise of each Option is actually received by the Company as provided in the respective Plan and exceeds the par value of such shares;

then the 68,000 shares of Common Stock that may be issued in accordance with the terms of the Plan pursuant to the exercise of Options will be, when and if issued, duly and validly issued, fully paid and nonassessable.

         This firm hereby consents to the filing of this opinion as an exhibit to the Registration Statement and to references to this firm included in or made a part of the Registration Statement.





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The Hallwood Group Incorporated
October 20, 1995
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         In giving this consent, this firm does not admit that it comes within the category of person whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Securities and Exchange Commission thereunder.

                                               Sincerely,

                                               JENKENS & GILCHRIST,
                                               a Professional Corporation


                                               By:   /s/ W. ALAN KAILER
                                                     ---------------------------
                                                     W. Alan Kailer
                                                     Authorized Signatory